Exhibit 16.1



G. BRAD BECKSTEAD
Certified Public Accountant




                                         330 E. Warm Springs
                                         Las Vegas, NV 89119
                                                702.257.1984
                                          702.362.0540 (fax)


August 28, 2002



Securities and Exchange Commission
Washington , D.C. 20549

Ladies and Gentlemen:

I was previously principal accountant for The Prestige Group.net, Inc. (formerly Prestige Jewelry, Inc.) (the "Company") and reported on the financial statements of the Company for the years ended December 31, 2001 and 2000. Effective August 13, 2002, my appointment as principal accountant was terminated. I have read the Company's statements included under Item 4 of its Form 8-K/A dated August 13, 2002, and I agree with such statements, except that I am not in a position to agree or disagree with the Company's statements that the change was approved by the Board of Directors or that Kabani & Company, Inc., was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

Sincerely,

/s/ G. Brad Beckstead, CPA
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G. Brad Beckstead, CPA